EXHIBIT 4.4

FORM OF CLASS A COMMON STOCK PURCHASE WARRANT

THE SECURITIES EVIDENCED BY THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF WITHOUT (i) EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED, OR (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES.

[•], 2013	No. W-__

SOCIAL REALITY INC.

FORM OF CLASS A COMMON STOCK PURCHASE WARRANT

This certifies that, for good and valuable consideration, receipt of which is hereby acknowledged, [•] (“Holder”) is entitled to purchase, subject to the terms and conditions of this Warrant, from Social Reality Inc., a Delaware corporation (the “Company”), [•] fully paid and nonassessable shares of the Company’s Class A Common Stock, par value $0.001 per share (“Class A Common”).  Holder shall be entitled to purchase the shares of Class A Common in accordance with Section 2 at any time subsequent to the date of this Warrant set forth above and prior to the Expiration Date (as defined below).  The shares of Class A Common of the Company for which this Warrant is exercisable, as adjusted from time to time pursuant to the terms hereof, are hereinafter referred to as the “Shares.”  This Warrant is one of a series of Warrants included in the Units issued and sold pursuant to the terms and conditions of the Company’s Confidential Private Placement Memorandum dated October 3, 2013 (the “Memorandum”), as may be supplemented from time to time.

1.

Exercise Period; Price.

1.1

Exercise Period.  This Warrant shall be immediately exercisable and the exercise period (“Exercise Period”) shall terminate at 5:00 p.m. Pacific time on [•], 2016 (the “Expiration Date”).

1.2

Exercise Price.  The initial purchase price for each of the Shares shall be $1.00 per share.  Such price shall be subject to adjustment pursuant to the terms hereof (such price, as adjusted from time to time, is hereinafter referred to as the “Exercise Price”).

2.

Exercise and Payment.

2.1

At any time after the date of this Warrant, this Warrant may be exercised, in whole or in part, from time to time by the Holder, during the term hereof, by surrender of this Warrant and the Notice of Exercise attached hereto as Annex I, duly completed and executed by the Holder, to the Company at the principal executive offices of the Company, together with payment in the amount obtained by multiplying the Exercise Price then in effect by the number of Shares thereby purchased, as designated in the Notice of Exercise.  Payment may be in cash, wire transfer or by check payable to the order of the Company in immediately available funds.  If not exercised in full, this Warrant must be exercised for a whole number of Shares.

2.2

If (a) the Company shall have failed to timely file the registration statement described in Section 3 hereof, or (b) such registration statement is not declared effective by the Securities and Exchange Commission (“SEC”) within ninety (90) days of its filing date, or (c) at any time thereafter during the Exercise Period there is not an effective registration statement registering the Shares, or the prospectus contained therein is not available for the issuance of the Shares to the Holder, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) = the average of the closing sale prices for the five (5) trading days immediately prior to (but not including) the exercise date;

(B) = the Exercise Price of this Warrant, as adjusted hereunder; and

(X) = the number of Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.

For purposes of Rule 144 promulgated under the Securities Act of 1933, as amended (the “Act”), it is intended, understood and acknowledged that the Shares issued in a cashless exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Shares shall be deemed to have commenced, on the date this Warrant was originally issued pursuant to the Memorandum (provided the SEC continues to take the position that such treatment is proper at the time of such exercise).

2.3

The Company shall not effect any exercise of this Warrant, and a Holder shall not have the right to exercise any portion of this Warrant, pursuant to Section 2 or otherwise, to the extent that after giving effect to such issuance after exercise as set forth on the applicable Notice of Exercise, the Holder (together with the Holder’s Affiliates, and any other Persons acting as a group together with the Holder or any of the Holder’s Affiliates), would beneficially own in excess of the Beneficial Ownership Limitation (as defined below).  When used in this paragraph, “Affiliates” of the Holder means any entity which directly or indirectly controls or is controlled by the Holder and “Persons” means any individual, partnership, limited liability company, limited liability partnership, corporation, trust, joint venture, joint stock company, or other entity.  For purposes of the foregoing sentence, the number of shares of Class A Common beneficially owned by the Holder and its Affiliates shall include the number of shares of Class A Common issuable upon exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of shares of Class A Common which would be issuable upon (i) exercise of the remaining, nonexercised portion of this Warrant beneficially owned by the Holder or any of its Affiliates and (ii) exercise or conversion of the unexercised or nonconverted portion of any other securities of the Company (including, without limitation, any other Class A Common Equivalents, as hereinafter defined, subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by the Holder or any of its Affiliates.  Except as set forth in the preceding sentence, for purposes of this Section 2.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations promulgated thereunder, it being acknowledged by the Holder that the Company is not representing to the Holder that such calculation is in compliance with Section 13(d) of the Exchange Act and the Holder is solely responsible for any schedules required to be filed in accordance therewith.  To the extent that the limitation contained in this Section 2.3 applies, the determination of whether this Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable shall be in the sole discretion of the Holder, and the submission of a Notice of Exercise shall be deemed to be the Holder’s determination of whether this

Warrant is exercisable (in relation to other securities owned by the Holder together with any Affiliates) and of which portion of this Warrant is exercisable, in each case subject to the Beneficial Ownership Limitation, and the Company shall have no obligation to verify or confirm the accuracy of such determination.  In addition, a determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder.  For purposes of this Section 2.3, in determining the number of outstanding shares of Class A Common, a Holder may rely on the number of outstanding shares of Class A Common as reflected in (a) the Company’s most recent periodic or annual report filed with the SEC, as the case may be, (b) a more recent public announcement by the Company or (c) a more recent written notice by the Company setting forth the number of shares of Class A Common outstanding.  Upon the written request of a Holder, the Company shall within two (2) trading days confirm orally and in writing to the Holder the number of shares of Class A Common then outstanding.  In any case, the number of outstanding shares of Class A Common shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder or its Affiliates since the date as of which such number of outstanding shares of Class A Common was reported.  The “Beneficial Ownership Limitation” shall be 4.99% of the number of shares of the Class A Common outstanding immediately after giving effect to the issuance of shares of Class A Common issuable upon exercise of this Warrant.  The Holder, upon not less than sixty-one (61) days prior notice to the Company, may increase or decrease the Beneficial Ownership Limitation provisions of this Section 2.3, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Class A Common outstanding immediately after giving effect to the issuance of shares of Class A Common upon exercise of this Warrant held by the Holder and the provisions of this Section 2.3 shall continue to apply.  Any such increase or decrease will not be effective until the sixty-first (61st) day after such notice is delivered to the Company.  The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2.3 to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation.  The limitations contained in this paragraph shall apply to a successor holder of this Warrant.

3.

Registration Rights.

3.1

No later than sixty (60) days following the final Closing (the “Filing Deadline”), the Company will file a registration statement with the SEC to register the resale of the Shares by the Purchaser so as to permit the public resale thereof (the “Resale Registration Statement”).  The Company will use its reasonable efforts to ensure that such Resale Registration Statement is declared effective by the SEC within ninety (90) days of the Filing Deadline.  If (i) the Company should fail to file the Resale Registration Statement by the Filing Deadline, or (ii) it is not declared effective within ninety (90) days of the Filing Deadline, then within five (5) business says of the end of month the Company shall pay the Purchaser an amount in cash, as partial liquidated damages, equal to two percent (2%) of the aggregate purchase price paid by such Purchaser for each 30 days, or portion thereof, until the earlier of the date the deficiency is cured or the expiration of six (6) months from Filing Deadline (the “Penalty”).

3.2

No Purchaser shall be entitled to a payment pursuant to this Section 3 if effectiveness of the Resale Registration Statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Purchaser to promptly provide on request by the Company the information required under the Subscription Agreement which is part of the Memorandum (the “Subscription Agreement”) or requested by the SEC as a condition to effectiveness of the Resale Registration Statement; (ii) the provision of inaccurate or incomplete information by such Purchaser; or (iii) a statement or determination of the SEC that any provision of the rights of the Purchaser under the Subscription Agreement are contrary to the provisions of the Securities Act.

3.3

Notwithstanding any other provision of this Warrant, if any (i) any publicly-available written guidance, or rule of general applicability of the SEC staff, or (ii) oral or written comments, requirements or requests of the SEC staff to the Company in connection with the review of the Resale Registration Statement sets forth a limitation on the number of Shares to be registered in the Resale Registration Statement (the “SEC Guidance”) (and the Company has used its best efforts to advocate with the SEC for the registration of all or the maximum number of Shares), the number of Shares to be registered on such Resale Registration Statement will be reduced on a pro rata basis among the purchasers of Warrants issued and sold pursuant to the Memorandum based on the total number of Shares underlying Warrants held by such purchasers.  The Company shall not be liable for a Penalty to any Shares which are not permitted by the SEC to be included in the Resale Registration Statement due solely to SEC Guidance from time to time. In such case, any Penalty payable under Section 3 shall be calculated to apply only to the percentage of Shares which are permitted in accordance with SEC Guidance to be included in such Resale Registration Statement.

4.

Company’s Right to Call this Warrant.  Subject to the terms and conditions set forth herein, and providing that there is an effective registration statement registering the shares of Class A Common issuable upon exercise of this Warrant, during the Exercise Period, upon twenty (20) days prior written notice to the Holder (each, a “Call Notice”) following the date on which the last sale price of the Company’s Class A Common equals or exceeds $2.50 per share for twenty (20) consecutive trading days, as may be adjusted for stock splits, stock dividends and similar corporate events, and the daily average minimum volume of the Class A Common during those twenty (20) trading days is at least 100,000 shares, the Company shall have the right to call any or all of the Warrants at a call price of $0.001 per underlying Share (the "Call Price").  Warrant holders shall have the period from the date of the Call Notice until 5 p.m., Pacific time, on the twentieth (20th) day following the Call Notice (the "Call Date") to exercise the Warrant pursuant to the terms hereof.  Any Warrants which have been called but remain unexercised by the Call Date shall automatically terminate and no longer entitle the Holder to exercise such Warrant or to receive any consideration therefor, other than the Call Price.  For any Warrants which are not exercised by the Call Date, the Company shall promptly as possible following the Call Date pay the Call Price to the Holder of any Warrants which have been called and not exercised.

5.

Reservation of Shares.  The Company hereby agrees that at all times there shall be reserved for issuance and delivery upon exercise of this Warrant such number of shares of Class A Common or other shares of capital stock of the Company from time to time issuable upon exercise of this Warrant .  All such shares shall be duly authorized, and when issued upon such exercise, shall be validly issued, fully paid and non-assessable, free and clear of all liens, security interests, charges and other encumbrances or restrictions on sale and free and clear of all preemptive rights.

6.

Delivery of Stock Certificates.  Within three (3) trading days after exercise, in whole or in part, of this Warrant, the Company shall issue in the name of and deliver to the Holder a certificate or certificates for the number of fully paid and nonassessable Shares which the Holder shall have requested in the Notice of Exercise.  If this Warrant is exercised in part, the Company shall deliver to the Holder a new Warrant (dated the date hereof and of like tenor) for the unexercised portion of this Warrant at the time of delivery of such stock certificate or certificates.  In lieu of delivering physical certificates representing the Shares issuable upon exercise of this Warrant, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (FAST) program, upon request of the Holder in the Notice of Exercise, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Shares issuable upon exercise to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system.

7.

No Fractional Shares.  This Warrant must be exercised for a whole number of Shares.  No fractional shares or scrip representing fractional Shares will be issued upon exercise of this Warrant.  Any fractional Share which otherwise might be issuable on the exercise of this Warrant as a result of the anti-dilution provisions Section 11 hereof will be rounded up to the nearest whole Share.

8.

Charges, Taxes and Expenses.  The Company shall pay all transfer taxes or other incidental charges, if any, in connection with the transfer of the Shares purchased pursuant to the exercise hereof from the Company to the Holder.

9.

Loss, Theft, Destruction or Mutilation of Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor and dated as of such cancellation, in lieu of this Warrant.

10.

Saturdays, Sundays, Holidays, Etc.  If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday or a Sunday or shall be a legal holiday, then such action may be taken or such right may be exercised on the next succeeding weekday which is not a legal holiday.

11.

Adjustment of Exercise Price and Number of Shares.  The Exercise Price and the number of and kind of securities purchasable upon exercise of this Warrant shall be subject to adjustment from time to time as follows:

11.1

Subdivisions, Combinations and Other Issuances.  If the Company shall at any time after the date hereof but prior to the expiration of this Warrant subdivide its outstanding securities as to which purchase rights under this Warrant exist, by split-up or otherwise, or combine its outstanding securities as to which purchase rights under this Warrant exist, the number of Shares as to which this Warrant is exercisable as of the date of such subdivision, split-up or combination shall forthwith be proportionately increased in the case of a subdivision, or proportionately decreased in the case of a combination.  Appropriate adjustments shall also be made to the Exercise Price, but the aggregate purchase price payable for the total number of Shares purchasable under this Warrant as of such date shall remain the same.

11.2

Stock Dividend.  If at any time after the date hereof the Company declares a dividend or other distribution on Class A Common payable in Class A Common or other securities or rights convertible into Class A Common (“Class A Common Equivalents”) without payment of any consideration by such holder for the additional shares of Class A Common or the Class A Common Equivalents (including the additional shares of Class A Common issuable upon exercise or conversion thereof), then the number of shares of Class A Common for which this Warrant may be exercised shall be increased as of the record date (or the date of such dividend distribution if no record date is set) for determining which holders of Class A Common shall be entitled to receive such dividend, in proportion to the increase in the number of outstanding shares (and shares of Class A Common issuable upon conversion of all such securities convertible into Class A Common) of Class A Common as a result of such dividend, and the Exercise Price shall be adjusted so that the aggregate amount payable for the purchase of all the Shares issuable hereunder immediately after the record date (or on the date of such distribution, if applicable), for such dividend shall equal the aggregate amount so payable immediately before such record date (or on the date of such distribution, if applicable).

11.3

Other Distributions.  If at any time after the date hereof the Company distributes to holders of its Class A Common, other than as part of its dissolution or liquidation or the winding up of its affairs, any shares of its capital stock, any evidence of indebtedness or any of its assets (other than cash, Class A Common or Class A Common Equivalents), then the Company may, at its option, either (i) decrease the Exercise Price of this Warrant by an appropriate amount based upon the value distributed on each share of Class A Common as determined in good faith by the Company’s Board of Directors, or (ii) provide by resolution of the Company’s Board of Directors that on exercise of this Warrant, the Holder hereof shall thereafter be entitled to receive, in addition to the shares of Class A Common otherwise receivable on exercise hereof, the number of shares or other securities or property which would have been received had this Warrant at the time been exercised.

11.4

Effect of Consolidation, Merger or Sale.  In case of any reclassification, capital reorganization, or change of securities of the class issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution provided for in Sections 11.1, 11.2 and 11.3 above), or in case of any consolidation or merger of the Company with or into any corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company, the Company, or such successor or purchasing corporation, as the case may be, shall duly execute and deliver to the holder of this Warrant a new Warrant (in form and substance satisfactory to the holder of this Warrant), or the Company shall make appropriate provision without the issuance of a new Warrant, so that the holder of this Warrant shall have the right to receive, at a total purchase price not to exceed that payable upon the exercise of the unexercised portion of this Warrant, and in lieu of the Shares theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, capital reorganization, change, merger or sale by a holder of the number of Shares then purchasable under this Warrant.  In any such case, appropriate provisions shall be made with respect to the rights and interest of Holder so that the provisions hereof shall thereafter be applicable to any shares of stock or other securities and property deliverable upon exercise hereof, or to any new Warrant delivered pursuant to this Section 11.4, and appropriate adjustments shall be made to the Exercise Price per share payable hereunder, provided, that the aggregate Exercise Price shall remain the same.  The provisions of this Section 11.4 shall similarly apply to successive reclassifications, capital reorganizations, changes, mergers and transfers.

11.5

Antidilution Rights.  The Exercise Price will be subject to a full ratchet anti-dilution adjustment in the event the Company issues additional equity or equity-linked securities at a purchase price that is less than the Exercise Price within one (1) year from the final Closing, provided, however, no adjustment shall be made for the following:

(a)

any shares of Class A Common, including options therefor (subject to appropriate adjustment in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares), issued to employees or directors of, or consultants or advisors to, the Company or any of subsidiary pursuant to a plan, agreement or arrangement approved by its Board of Directors, whether issued before or after the final Closing, provided that any options for such shares that expire or terminate unexercised or any restricted stock repurchased by the Company at cost shall not be counted toward such maximum number unless and until such shares are regranted as new stock grants (or as new options) pursuant to the terms of any such plan, agreement or arrangement;

(b)

the actual issuance of shares of Class A Common upon the exercise or conversion of securities exercisable or convertible into shares of the Class A Common outstanding on the date of the Memorandum, as well as shares of Class A Common, options or other convertible securities issued as a dividend or distribution on the Class A Common, Class B common stock and/or Series 1 Preferred Stock;

(c)

shares of Class A Common issued pursuant to a stock split or similar reorganization;

(d)

securities issued in connection with a secondary public offering;

(e)

securities issued or issuable pursuant to strategic transactions entered into for primarily non-equity financing purposes approved by the Board of Directors;

(f)

securities issued or issuable pursuant to equipment lease financings or bank credit arrangements entered into for primarily non-equity financing purposes approved by the Board of Directors;

(g)

securities issued or issuable pursuant to an acquisition by the Company of the assets or stock of another entity; or

(h)

any securities or warrants issued to Siskey Industries, LLC for advisory services to the Company.

12.

Notice of Adjustments; Notices.  Whenever the Exercise Price or number of Shares purchasable hereunder shall be adjusted pursuant to Section 11 hereof, the Company shall execute and deliver to the Holder a certificate setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Exercise Price and number of and kind of securities purchasable hereunder after giving effect to such adjustment, and shall cause a copy of such certificate to be mailed (by first class mail, postage prepaid) to the Holder.

13.

Rights As Stockholder; Notice to Holders.  Nothing contained in this Warrant shall be construed as conferring upon the Holder or his or its transferees the right to vote or to receive dividends or to consent or to receive notice as a shareholder in respect of any meeting of stockholders for the election of directors of the Company or of any other matter, or any rights whatsoever as stockholders of the Company.  The Company shall give notice to the Holder by registered mail if at any time prior to the expiration or exercise in full of the Warrants, any of the following events shall occur:

(i)

a dissolution, liquidation or winding up of the Company shall be proposed;

(ii)

a capital reorganization or reclassification of the Class A Common (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of any subdivision, combination, stock dividend or other distribution) or any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger with another corporation in which the Company is the acquiring and the surviving corporation and which does not result in any reclassification or change of outstanding securities issuable upon exercise of this Warrant), or in case of any sale of all or substantially all of the assets of the Company; or

(iii)

a taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) for other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other rights.

Such giving of notice shall be simultaneous with (or in any event, no later than) the giving of notice to holders of Class A Common.  Such notice shall specify the record date or the date of closing the stock transfer books, as the case may be.  Failure to provide such notice shall not affect the validity of any action contemplated in this Section 13.

14.

Restricted Securities.  The Holder understands that this Warrant and the Shares purchasable hereunder constitute “restricted securities” under the federal securities laws inasmuch as they are, or will be, acquired from the Company in transactions not involving a public offering and accordingly may not, under such laws and applicable regulations, be resold or transferred without registration under the Act, or an applicable exemption from such registration.  The Holder further acknowledges that a securities legend to the foregoing effect shall be placed on any Shares issued to the Holder upon exercise of this Warrant.

15.

Disposition of Shares; Transferability.

15.1

Transfer.  This Warrant shall be transferable only on the books of the Company, upon delivery thereof duly endorsed by the Holder or by its duly authorized attorney or representative, accompanied by proper evidence of succession, assignment or authority to transfer.  Upon any registration of transfer, the Company shall execute and deliver new Warrants to the person entitled thereto.

15.2

Rights, Preferences and Privileges of Class A Common.  The powers, preferences, rights, restrictions and other matters relating to the shares of Class A Common will be as determined in the Company’s Certificate of Incorporation, as amended, as then in effect.

16.

Miscellaneous.

16.1

Binding Effect.  This Warrant and the various rights and obligations arising hereunder shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

16.2

Entire Agreement.  This Warrant, the Purchase Agreement and the Registration Rights Agreement of even date herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior and contemporaneous agreements, whether oral or written, between the parties hereto with respect to the subject matter hereof.

16.3

Amendment and Waiver.  Any term of this Warrant may be amended and the observance of any term hereof may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Holders representing a majority-in-interest of the shares of  Class A Common underlying the Warrants pursuant to the Purchase Agreement.  Any waiver or amendment effected in accordance with this Section 16.3 shall be binding upon the Holder and the Company.

16.4

Governing Law.  This Agreement shall be governed by and construed under the laws of the State of Delaware without reference to the conflicts of law principles thereof.  The exclusive jurisdiction for any legal suit, action or proceeding arising out of or related to this Warrant shall be either the California State Supreme Court, County of Los Angeles, or in the United States District Court for the Central District of California.

16.5

Headings.  The headings in this Agreement are for convenience only and shall not alter or otherwise affect the meaning hereof.

16.6

Severability.  If one or more provisions of this Warrant are held to be unenforceable under applicable law, such provision shall be excluded from this Warrant and the balance of the Warrant shall be interpreted as if such provision were so excluded and the balance shall be enforceable in accordance with its terms.

16.7

Notices.  Unless otherwise provided, any notice required or permitted under this Warrant shall be given in the same manner as provided in the Agreement.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Warrant as of the date appearing on the first page of this Warrant.

THE COMPANY:
SOCIAL REALITY INC.

By:
Its:

ANNEX I

NOTICE OF EXERCISE

To:

Social Reality Inc.

1.

The undersigned Holder hereby elects to purchase _____________ shares of  Class A common stock, $0.001 par value per share (the “Shares”) of Social Reality Inc., a Delaware corporation (the “Company”), pursuant to the terms of the attached Warrant.  The Holder shall make payment of the Exercise Price as follows (check one):

☐

“Cash Exercise” under Section 2.1

☐

“Cashless Exercise” under Section 2.2

If the Holder is making a Cash Exercise, the Holder is hereby delivering the sum of $____________, in lawful money of the United States, to the Company in accordance with the terms of the Warrant.

If the Holder is making a Cashless Exercise, the Company shall deliver to the Holder ______________ Warrant Shares in accordance with the terms of the Warrant.

2.

Please issue and deliver certificates representing the Warrant Shares purchased hereunder to Holder:                   , Address:                                  in the following denominations: ____________________________.

Taxpayer ID No.: __________________________________

If delivery of the Warrant Shares is requested via DWAC, please check this box and provide the requested information:

☐

The Company is requested to electronically transmit the Warrant Shares issuable pursuant to this Notice of Exercise to the account of the Holder with DTC through its Deposit Withdrawal Agent Commission system (“DWAC Transfer”).

Name of DTC Prime Broker:

_______________________________

Account Number:

_______________________________

3.

Please issue a new Warrant for the unexercised portion of the attached Warrant, if any, in the name of the undersigned.

Holder:

____________________________________________

Dated:

____________________________________________

By:

____________________________________________

Its:

____________________________________________

Address:

____________________________________________

4.

Investor Status. The undersigned is an “accredited investor” as defined in Regulation D promulgated under the Securities Act of 1933, as amended.

[SIGNATURE OF HOLDER]

Name of Investing Entity: ___________________________________________________________

Signature of Authorized Signatory of Investing Entity:_____________________________________

Name of Authorized Signatory: _______________________________________________________

Title of Authorized Signatory: ________________________________________________________

Date: ___________________________________________________________________________